    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1998
                                                   REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               -------------------


                                RAILAMERICA, INC.
                                -----------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                   65-0328006
      -------------------------------                     -------------
      (STATE OR OTHER JURISDICTION OF                     (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)


                           301 YAMATO ROAD, SUITE 1190
                              BOCA RATON, FL 33431
                    ----------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                RAILAMERICA, INC.
                            1995 STOCK INCENTIVE PLAN
                            ------------------------
                            (FULL TITLE OF THE PLAN)


                               -------------------


                                 GARY O. MARINO
           CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND TREASURER
                                RAILAMERICA, INC.
                           301 YAMATO ROAD, SUITE 1190
                            BOCA RATON, FLORIDA 33431
                            -------------------------
                     (Name and address of agent for service)

                                 (561) 994-6015
-------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                              GARY M. EPSTEIN, ESQ.
                            GREENBERG TRAURIG HOFFMAN
                          LIPOFF ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0894

                               -------------------

                                     CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                      PROPOSED MAXIMUM            PROPOSED
   TITLE OF SECURITIES          AMOUNT TO BE           OFFERING PRICE        MAXIMUM AGGREGATE        AMOUNT OF
     TO BE REGISTERED            REGISTERED            PER SHARE (1)         OFFERING PRICE(1)     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
COMMON STOCK,
  $.001 PAR VALUE......        750,000 SHARES         $5.00 -- $6.3125           $4,257,281             $1,256
===================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (i) the exercise price of $5.00 for an aggregate of 363,500 options granted under the Registrant's 1995 Stock Incentive Plan , as amended (the "Plan"), and (ii) the average of the high and low prices reported on the NASDAQ National Market System (equaling $6.3125 per share) of the Common Stock on January 20, 1998, with respect to the remaining options to be granted under the Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

                  (a) the Registrant's Registration Statement on Form S-8 (Registration No. 33-95572), filed with the Commission on August 8, 1995;1

                  (b) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, filed with the Commission on March 31, 1997, including any amendments thereto filed with the Commission on May 7, 1997, and May 16, 1997;

                  (c) the Registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, and all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since January 1, 1997; and

                  (d) the description of the Registrant's Common Stock filed as a part of the Registrant's Registration Statement on Form S-2, as amended (Registration No. 333-21165).

                  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.





----------------------------

1 The Registration Statement on Form S-8 (Registration No. 33-95572), filed with the Commission on August 8, 1995, registered 250,000 shares of the Registrant's Common Stock, $.001 par value per share (the "Common Stock"). At the Company's 1997 annual meeting of shareholders, held on June 26, 1997, the Company's shareholders approved an amendment to the Plan, which increased by 750,000 the number of shares available for grant under the Plan from 250,000 to 1,000,000. After giving effect to the amendment to the Plan approved by the Registrant's shareholders at the Company's annual meeting and the effectiveness of this Registration Statement on Form S-8, the total number of shares registered on Form S-8 and available for grant under the Plan will be 1,000,000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, as of the 22nd day of January, 1998.

                                     RAILAMERICA, INC.



                                     By: /s/ GARY O. MARINO
                                         -------------------------------------
                                         Gary O. Marino, Chairman, President,
                                         Chief Executive Officer and Treasurer
                                         (Duly Authorized Representative)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary O. Marino and Larry W. Bush his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of January 22, 1998.

                 NAME                                   TITLE                                  DATE
-------------------------------------   ------------------------------------     -------------------------------
/s/ Gary O. Marino                      Chairman, President, Chief Executive             January 22, 1998
------------------------------------      Executive Officer and Treasurer
Gary O. Marino                            (Principal Executive Officer and
                                            Principal Financial Officer)

/s/ John H. Marino                                  Vice Chairman                        January 22, 1998
------------------------------------
John H. Marino

/s/ Douglas R. Nichols                                Director                           January 22, 1998
------------------------------------
Douglas R. Nichols

/s/ Richard Rampell                                   Director                           January 22, 1998
------------------------------------
Richard Rampell

/s/ Donald D. Redfearn                   Executive Vice President, Secretary             January 22, 1998
------------------------------------                and Director
Donald D. Redfearn

/s/ John M. Sullivan                                  Director                           January 22, 1998
------------------------------------
John M. Sullivan

/s/ Charles Swinburn                                  Director                           January 22, 1998
------------------------------------
Charles Swinburn

/s/ Larry W. Bush                       Vice President, Assistant Secretary,             January 22, 1998
------------------------------------                 Controller
Larry W. Bush                                 (Principal Accounting Officer)


                                  EXHIBIT INDEX



      EXHIBIT                                                                                     SEQUENTIAL
      NUMBER                                         DESCRIPTION                                   PAGE NO.
      -------                                        -----------                                  ----------
        4.1                RailAmerica, Inc. 1995 Stock Incentive Plan(1)

        5.1                Opinion of Greenberg Traurig Hoffman Lipoff Rosen &
                           Quentel, P.A.

       23.1                Consent of Coopers & Lybrand LLP

       23.2                Consent of Greenberg Traurig Hoffman Lipoff Rosen &
                           Quentel, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

       24.1                Power of Attorney is  included in the  Signatures  section of this
                           Registration Statement

--------------------
(1) Incorporated by reference to Appendix A to Registrant's Schedule 14A filed on June 2, 1997.